                                                                  EXHIBIT 99.1



UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:                              :       Chapter 11
                                    :
JACOM COMPUTER SERVICES, INC.,      :
UNICAPITAL CORPORATION, et al.,     :       Case No. 00-42719 (CB)
                        ------      :
                                    :
                       Debtors      :       Jointly Administered
                                    :



                          SCHEDULE OF CASH RECEIPTS AND
                          DISBURSEMENTS FOR THE PERIOD
                         OF MAY 1, 2001 TO MAY 31, 2001


     Attached is the Debtors' consolidated schedule of cash receipts and disbursements for the period of May 1, 2001 to May 31, 2001.

Dated:  New York, New York
        August 3, 2001



                                              GREENBERG TRAURIG LLP


                                              By: /s/ Richard Miller
                                                  -----------------------------
                                                  Richard S. Miller (RM-2428)
                                                  David Neier (DN-5391)
                                                  Attorneys for Debtors and
                                                  Debtors-in-Possession
                                                  200 Park Avenue
                                                  New York, NY  10166
                                                  (212) 801-9200

                             UNICAPITAL CORPORATION
                    LEAD CASE, JACOM COMPUTER SERVICES, INC.
                            CASE NUMBER 00-42719 (CB)
                    REPORT OF CASH RECEIPTS AND DISBURSEMENTS
                                MAY 1 TO 31, 2001



Beginning Cash Balance                                    1,000,000

Inflows:
Lease Stream Inflows                                      2,042,080
PFSC Servicing Fee                                        (291,615)
Big Ticket Lease Payments                                 1,139,704
Big Ticket Asset Sales                                      727,500
Other                                                       505,744
                                                          ---------

TOTAL                                                     4,123,413

Outflows:
Personnel Costs                                             874,494
Professional Fees                                         1,034,904
Operating Costs:
Travel, Lodging, & Meals                                     47,169
Occupancy                                                   212,201
Other                                                       297,124
                                                          ---------

TOTAL                                                     2,465,892

Cash Sweep to Bank of America                             1,623,070
DIP Advances                                                     --

TOTAL                                                     4,088,962
                                                          =========

Ending Cash Balance                                       1,034,451